EXHIBIT A

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

RESOLVED, the Articles of Incorporation of Golden Soil, Inc. be amended as follows:

1. The Fourth Article of the Certificate of Incorporation is amended by adding the following paragraphs at the end:

                  "Effective as of August 10, 2000 (the "Effective Date"), all outstanding shares of Common Stock of the Corporation automatically shall be subdivided at the rate of ten-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the subdivision ("New Common").

                  From and after the Effective Date, the term "New Common" as used in this Fourth Article shall mean Common Stock as provided in the Certificate of Incorporation."

2. The Certificate of Articles of Amendment of the Articles of Incorporation as attached to this resolution is hereby approved.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                GOLDEN SOIL, INC.

     Pursuant to the provisions of section 78.209, Nevada Revised Statutes, the undersigned President and Secretary of Golden Soil, Inc. (the "Corporation"), does hereby certify the Board of Directors of the Corporation adopted a resolution to amend the original articles as follows:

Article Four which presently reads as follows:

                                 ARTICLE FOURTH
                                      Stock

         The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

         The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

Is hereby amended to read as follows:

                                 ARTICLE FOURTH
                                      Stock

          The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and nonassessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

          The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation

          Effective  as  of  August  10,  2000  (the  "Effective   Date"),   all
          outstanding shares of Common Stock of the Corporation automatically shall be subdivided at the rate of ten-for-one (the "Forward Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Effective Date of the Forward Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the subdivision ("New Common").

          From and after the Effective Date, the term "New Common" as used in this Fourth Article shall mean Common Stock as provided in the Articles of Incorporation.
                              --------------------

The effect of the amendment on the currently issued and outstanding share capital is:

         That every one share of common stock issued and outstanding will be exchanged for each ten (10) issued share of common stock in the Corporation without an increase in the Corporation's capital.

         This amendment to the articles of incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the division exceeding the percentage of authorized shares that were unissued before the division.
                                 --------------

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 675,000; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         The effective date of this amendment is August 10, 2000.



------------------------------             -------------------------------------
Jeff Larrabee,  President                  Shawni Larrabee,  Secretary/Treasurer


On the _____ Day of July, 2000 Jeff Larrabee and Shawni Larrabee the directors and officers of the Company personally appeared before me, a Notary Public in and for the County of Salt Lake, and acknowledged that he executed the above instrument.


      [NOTARY SEAL]                               ------------------------------
                                                  Notary Public in and for the
                                                  State of Utah